Exhibit 99.1
EntreMed, Inc.
Compensation of Directors Description
(extracted from text under heading, “Compensation of Directors” included in Registrant’s Proxy Statement, dated June 25, 2005, included in Registrant’s Schedule 14A filed with the Securities and Exchange Commission on June 27, 2005)
Upon joining the Board of Directors, each new non-employee director is granted an option, vesting over three years, to purchase 50,000 shares of Common Stock. Continuing directors receive an option to purchase 30,000 shares of Common Stock as of the date of the annual meeting of stockholders, 25% of which is exercisable immediately and 25% of which become exercisable each year over the next three years. Chairpersons of Board committees receive an option to purchase an additional 5,000 shares of Common Stock as of the date of the annual meeting, 25% of which is exercisable immediately and 25% of which become exercisable each year over the next three years. Non-employee directors also receive an annual retainer fee of $25,000 that is payable solely in restricted stock.